Exhibit 11

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation in this Registration Statement on Form 1-A of our report dated April 17, 2020, relating to the financial statements of Haibo SYM, Inc., as of February 29, 2020 and to all references to our firm included in this Registration Statement.

/s/ BF Borgers CPA PC

BF Borgers CPA PC

Certified Public Accountants

Lakewood, CO

June 2, 2020